Exhibit 99.2

Investors Capital Holdings Demonstrates Strong Performance Increasing Revenue 41% and Net Income By 582% For Fiscal Year 2004

    LYNNFIELD, Mass.--(BUSINESS WIRE)--June 15, 2004--

   Diversified Financial Services Company Experiences Positive
             Results Despite Unstable Economic Environment

    Investors Capital Holdings, Ltd. (AMEX: ICH) is pleased to announce that it has increased revenue by 41% across its diversified financial services business, despite the nation's continuing unstable economic climate. For the fiscal year-ended March 31, 2004, net income was $790,413, an increase of 582% from net income of $115,891, for the fiscal year-ended March 31, 2003. Total revenue for the fiscal year-ended March 31, 2004, was approximately $49 million, an increase of 41% from total revenue of $34.8 million from the prior year. Basic and diluted earnings per share were $0.14 for fiscal year-ended March 31, 2004 as compared to $0.02 for the prior year.
    Ted Charles, Investors Capital Holdings' chief executive officer and chairman, emphasizes ongoing sales and marketing initiatives, as well as new products introduced in fiscal year 2004 as key factors for the company's continued growth and leadership stance in the financial services industry. "I am proud of what we have been able to accomplish during the last year at Investors Capital Holdings," said Charles. "During the fiscal year-ended March 31, 2004, we rolled out new programs for our broker-dealer subsidiary, Investors Capital Corporation that spurred increases in production and new accounts for our registered representatives," he elaborated.
    "Our proven seminar-selling program was used effectively across our sales force, and an innovative new coaching program was introduced with renowned author and Fortune 500 executive coach, Sarano Kelley. Both programs assisted our financial professionals in building strategies to effectively increase sales volume in short periods of time."
    Charles continued, "In addition to seeing impressive growth across all our businesses, we were particularly pleased with developments within our advisory firm, Eastern Point Advisors. With the joining of Gregory Gloeckner as Eastern Point's new president and the availability of our newest mutual fund, Eastern Point Advisors Rising Dividend Growth Fund, managed by well-respected money manager and "father of rising dividend investing" Tom Cameron, we have continued to strengthen our advisory services. Our insurance agency within Investors Capital Corporation experienced another year of strong performance resulting from expansion of insurance carriers and products coupled with our agency's laser focus on service, education and training. The positive news also made its way to the media with recent recognition in Boston Globe's 2004 Globe 100 on May 18th, ranking tenth in their revenue growth category as well as receiving acknowledgement in the FP 50, Financial Planning Magazine's August 2004 annual guide for independent broker-dealers."
    Charles concluded, "We are excited about the success we experienced this past year and we are confident Investors Capital Holdings will continue to demonstrate strong growth as we continue to augment existing programs, roll out new products and enhance our business infrastructure throughout the remainder of this year."

    About Investors Capital Holdings

    Investors Capital Holdings (AMEX: ICH), of Lynnfield, Massachusetts is a diversified financial services company founded to meet the consumers' needs in today's financial markets. The company owns and operates Investors Capital Corporation, Eastern Point Advisors, Inc., and ICC Insurance Agency, Inc. Investors Capital Corporation is a nationally recognized, independent broker-dealer comprised of approximately 900 experienced financial professionals located throughout the United States. Eastern Point Advisors, Inc. is a registered investment advisory firm managing portfolios for individual and institutional clients, as well as the advisor to Eastern Point Advisors Twenty Fund and Eastern Point Advisors Rising Dividend Growth Fund. ICC Insurance Agency, Inc. is geared toward helping independent brokers develop their life, disability, long-term care, and health insurance businesses, and toward providing brokers with access to multiple insurance carriers and products.
    For more information, please call (800) 949-1422 or visit www.investorscapital.com.

    Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause Investors Capital Holdings and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, regulatory changes (legislative or otherwise) affecting the financial services industry, competition, demand for Investors Capital Holdings and its subsidiaries' services, availability of funding, and other risks identified in Investors Capital Holdings' Securities and Exchange Commission filings.

    For a prospectus containing more complete information, including charges, expenses, risks, and investment objective, or for updated performance call (800) 949-1422. Please read the prospectus carefully before investing or sending money.

    Investors Capital Corporation, Lynnfield, Massachusetts,
Distributor.


           INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    YEARS ENDED
                                                     March 31,
                                                 2004         2003

Current Assets                               $12,457,021   $9,636,574

Property and Equipment, net                      503,316      525,174

Other Assets                                     428,542      481,192

Total Assets                                 $13,388,879  $10,642,940
                                             ============ ============


Current Liabilities                            3,889,636    2,217,589

Long-term Liabilities                             94,304      176,711

Total Liabilities                              3,983,940    2,394,300

Total Stockholders' Equity                     9,404,939    8,248,640

Total Liabilities and Stockholders' Equity   $13,388,879  $10,642,940
                                             ============ ============


           INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                    YEARS ENDED
                                                      March 31,
                                                 2004         2003

Commission, advisory and other fees          $47,793,903  $34,064,038
Marketing Revenue                                836,428      483,188
Other Income                                     333,743      249,821
Total Revenue                                 48,964,074   34,797,047

Commission and advisory fees                  39,295,954   28,040,831

Gross Profit                                   9,668,120    6,756,216

Operating Expenses:
Compensation and Benefits                      4,569,398    3,528,986
Regulatory, Legal and Professional             1,028,901      831,613
Advertising                                      611,435      479,622
Occupancy                                        474,998      446,078
Communications                                   419,749      448,830
Other Administrative Expenses                  1,123,983      709,288

Total Operating Expenses                       8,228,464    6,444,417

Operating income                               1,439,656      311,799

Other expense:
Interest expense                                  39,325       14,117


Income before taxes                            1,400,331      297,682

Provision for income taxes                       609,918      181,791

Net income                                      $790,413     $115,891
                                             ============ ============
Earnings per common share
Basic and diluted earnings per common share:
Net income                                         $0.14        $0.02
                                             ============ ============

    CONTACT: Investors Capital Holdings
             Timothy Murphy, 781-593-8565 ext. 226
             Chief Financial Officer
             tmurphy@investorscapital.com
             or
             Darren Horwitz, 781-593-8565 ext. 261
             Manager, Corporate Communications and Investor Relations dhorwitz@investorscapital.com